Exhibit 10.2

[Execution Version]

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT, FIRST TIER PURCHASE AND SALE
AGREEMENT AND SECOND TIER PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, FIRST TIER PURCHASE AND SALE AGREEMENT AND SECOND TIER PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of March 16, 2020 (the “Effective Date”), is entered into by and among Exela Receivables 1, LLC, a Delaware limited liability company (“Borrower”), Exela Technologies, Inc., a Delaware corporation, as servicer (“Initial Servicer”), Exela Receivables Holdco, LLC, a Delaware limited liability company (“Pledgor”), each of the parties identied on the signature page hereto as Originators (the “Originators”), the persons from time to time party thereto as lenders (“Lenders”), TPG Specialty Lending, Inc., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”). This Amendment shall be deemed one of the Transaction Documents referenced in the Loan Agreement.

RECITALS

WHEREAS, Borrower, Initial Servicer, Lenders, Administrative Agent and PNC Bank, National Association are parties to that certain Loan and Security Agreement, dated as of January 10, 2020 (as amended, modified or supplemented from time to time, the “Loan Agreement”).

WHEREAS, Originators, Pledgor and Initial Servicer are parties to that certain First Tier Purchase and Sale Agreement, dated as of January 10, 2020 (as amended, modified or supplemented from time to time, the “First Tier PSA”).

WHEREAS, Pledgor, Borrower and Initial Servicer are parties to that certain Second Tier Purchase and Sale Agreement, dated as of January 10, 2020 (as amended, modified or supplemented from time to time, the “Second Tier PSA”).

WHEREAS, Borrower, Initial Servicer, Pledgor and Originators have requested that Administrative Agent and Lenders amend the Loan Agreement, First Tier PSA and Second Tier PSA in certain respects as set forth below; and

WHEREAS, Administrative Agent and Lenders have agreed to amend the Loan Agreement, First Tier PSA and Second Tier PSA on the terms and subject to the conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

[Execution Version]

Article I

Definitions

Capitalized terms used in this Amendment are defined in the Loan Agreement unless otherwise stated.

ARTICLE II

Amendments

2.1       The following defined terms are hereby added to Section 1.01 of the Loan Agreement as follows:

““First Amendment Closing Date” means March 16, 2020.”

““Periodic Report” means the report substantially in the form of Exhibit A hereto. Each Periodic Report (other than the first Periodic Report delivered hereunder) shall include a comparison of the actual cash flow (shown by line item for each week) since the date of the preceding Periodic Report to that predicted in such preceding Periodic Report.”

““Periodic Report Delivery Date” means, for any Periodic Report Delivery Period, initially, the last Business Day of the calendar week following the week in which such Periodic Report Delivery Period began and, thereafter, the last Business Day of every fourth calendar week following the previous Periodic Report Delivery Date; provided that the Periodic Report Delivery Date for the initial Periodic Report Delivery Period shall be March 31, 2020.”

““Periodic Report Delivery Period” means a period beginning on each date, if any, that Liquidity does not equal or exceed $60,000,000 (and a Periodic Report Delivery Period is not already then continuing) and ending on the date, if any, that Liquidity (x) exceeds $60,000,000 and (y) is projected to exceed $60,000,000 at the end of each of the following 13 calendar weeks in the most recently delivered Periodic Report; provided that the initial Periodic Report Delivery Period shall be deemed to begin on March 31, 2020.”

“Specified Initial Servicer Default” means any Initial Servicer Default (or any Unmatured Initial Servicer Default) arising or continuing solely from Liquidity failing to exceed $60,000,000; provided that such Initial Servicer Default (or Unmatured Initial Servicer Default) shall cease to be a Specified Initial Servicer Default at any time Liquidity fails to exceed $40,000,000.

[Execution Version]

2.2       The defined term “Liquidity” in Section 1.01 of the Loan Agreement is hereby amended and restated as follows:

““Liquidity” means, at any time, the sum of (a) the domestic Unrestricted Cash held by the Parent and its Subsidiaries at such time (provided, that all amounts in any Collection Account shall be considered “restricted” for such purposes; provided, further that if an Interim Report has been delivered not more than seven (7) days prior to the date of calculation, the following amounts in a Continuing Collection Account shall be deemed “unrestricted” (and may be included in “Liquidity”): the positive excess, if any, of amounts in a Continuing Collection Account over the sum of (i) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Amounts, in each case, through such date of determination, (ii) the amount of the “Required Reduction/LC Cash Collateralization” specified in the most recent Interim Report (conforming in form and substance to Exhibit H to this Agreement), and (iii) the amount of all other unpaid Borrower Obligations then due and owing through such date of determination), plus (b) the aggregate amount of cash then available to be borrowed (but which has not been borrowed) by the Parent and its Subsidiaries under their respective committed credit facilities (excluding, for the avoidance of doubt, the transactions contemplated by this Agreement) and which may be drawn within not more than three (3) Business Days subject only to satisfaction of customary conditions precedent (such as delivery of a borrowing request) that do not include (i) the counterparty thereunder having any discretion to approve such borrowing or having to waive any conditions precedent to such borrowing or (ii) the satisfaction of any borrowing base or similar collateral tests that are not then satisfied, plus (c) the excess of (i) lesser of (A) the Facility Limit and (B) the Borrowing Base over (ii) the Aggregate Loan Amount plus the Revolving A LC Participation Amount; provided, that at any time on or after the Revolving Commitment Termination Date, the amount determined pursuant this clause (c) shall be zero ($0), minus (d) the aggregate amount of accounts payable owing by Parent and its Subsidiaries that are outstanding more than 90 days past the stated due date thereof.”

2.3       Section 6.02(e)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(ii) no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default would result from such Credit Extension unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default.”

2.4       Section 7.01(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(ii)    No Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default.”

[Execution Version]

2.5       Section 7.02(y) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(y)    No Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default.”

2.6       Section 8.02(b) of the Loan Agreement is hereby amended to add the following clause (iii) at the end thereof:

“and (iii) on each Periodic Report Delivery Date, a Periodic Report.”

2.7       Section 8.05(c) of the Loan Agreement is hereby amended to add the following clause (iii) at the end thereof:

“and (iii) on each Periodic Report Delivery Date, a Periodic Report.”

2.8       Section 8.08(b)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(vii)  it shall not make, declare or otherwise commence or become obligated in respect of, any dividend, stock or other security redemption or purchase, distribution or other payment to, or for the account or benefit of, any owner of any Capital Stock or other equity interest, security interest or equity interest in it to any such owner or any Affiliate of any such owner other than from funds received by it under Article IV and so long as, in any case, before or after giving effect thereto, no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default shall have occurred that remains continuing, unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default;

[Execution Version]

2.9       Section 9.03(c) of the Loan Agreement is hereby amended to amend and restate the third sentence thereof as follows:

In the event that the Administrative Agent reasonably determines that such Information Package or Interim Report constitutes a Qualifying Release Report, so long as no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default has occurred and is continuing (unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default), the Administrative Agent shall promptly remit to the Borrower from the Continuing Collection Account the amount requested on such Qualifying Release Report so long as the remaining Collections on deposit in the Continuing Collection Account (after giving effect to such release) exceed the amount necessary to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Amounts, in each case, through such date (as reasonably estimated by the Administrative Agent), (y) the amount of any Borrowing Base Deficit and (z) the amount of all other unpaid Borrower Obligations then due and owing through such date (as reasonably estimated by the Administrative Agent).

2.10     Section 9.08(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)    Within two weeks of the First Amendment Closing Date, the Initial Servicer shall be delivering reporting reasonably satisfactory to the Backup Servicer and the Administrative Agent for the Backup Servicer to perform the role of backup servicer with respect to the servicing, administration and collection of the Receivables. The Backup Servicer shall perform such roles and responsibilities set forth in the Backup Servicing Agreement. Each of the Initial Servicer and the Borrower hereby covenant and agree to perform each of the roles and responsibilities set forth therein to be performed by the Borrower and/or Initial Servicer.”

2.11     Section 4.02(q) of the First Tier PSA is hereby amended and restated in its entirety as follows:

“(q)    No Default. No event has occurred and is continuing and no condition exists, or would result from the sale, transfer and assignment or contribution of the Receivables originated by such Originator, that constitutes or may reasonably be expected to constitute an Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default.”

[Execution Version]

2.12       Section 4.02(q) of the Second Tier PSA is hereby amended and restated in its entirety as follows:

“(q)    No Default. No event has occurred and is continuing and no condition exists, or would result from the sale, transfer and assignment or contribution of the Receivables acquired by the Seller, that constitutes or may reasonably be expected to constitute an Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default.”

ARTICLE III

Conditions Precedent

The effectiveness of this Amendment is subject to (I) the Borrower, the Initial Servicer, the Administrative Agent and each Lender having executed prior to or contemporaneously with this Amendment that certain Limited Waiver to Loan and Security Agreement (the “Limited Waiver”) with respect to Existing Defaults (as defined pursuant to the Limited Waiver) and (II) the satisfaction of the following conditions precedent in a manner satisfactory to Administrative Agent, unless specifically waived in writing by Administrative Agent:

1.       Administrative Agent shall have received this Amendment duly executed by Borrower, the Initial Servicer, the Originators and Pledgor;

2.       No Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default is then continuing unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default;

3.       Borrower’s, Initial Servicer’s, Originators’ and Pledgor’s representations and warranties set forth herein and in the applicable Transaction Agreement shall be true and correct in all material respects; and

4.       All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent.

ARTICLE IV

No Waiver

Nothing contained in this Amendment or any other communication between Administrative Agent (except with respect to the Limited Waiver to Loan and Security Agreement), Borrower, Initial Servicer, Originators and Pledgor and/or any Lender shall be a consent or waiver of any past, present or future condition, violation, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default of Borrower, Initial Servicer, Originators or Pledgor under the Loan Agreement or any Transaction Document. Administrative Agent and the Lenders hereby expressly reserve any rights, privileges and remedies under the Loan Agreement and each Transaction Document that Administrative Agent or the Lenders may have with respect to any condition, violation, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default, and any failure by Administrative Agent or the Lenders to exercise any right, privilege or remedy as a result of any such condition, violation, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Administrative Agent or the Lenders at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Transaction Document, (ii) amend or alter any provision of the Loan Agreement or any Transaction Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower, Initial Servicer, Originators or Pledgor, or any rights, privilege or remedy of Administrative Agent or the Lenders under the Loan Agreement or any Transaction Document or any other contract or instrument.

[Execution Version]

Borrower, Initial Servicer, Originators and Pledgor are hereby notified that irrespective of any waivers or consents previously granted by Administrative Agent or Lenders regarding the Loan Agreement and the Transaction Documents, Borrower, Initial Servicer, Originators and Pledgor will be expected to comply strictly with their duties, obligations and agreements under the Loan Agreement and the Transaction Documents.

Article v

Ratifications, Representations and Warranties

5.1       Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Transaction Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Initial Servicer, Originators, Pledgor, Lenders and Administrative Agent agree that the Loan Agreement and the other Transaction Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each such party agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the obligations under the Loan Agreement.

5.2       Representations and Warranties. Each of Borrower, Initial Servicer, Originators and Pledgor hereby represents and warrants to Administrative Agent that (a) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of such Person and will not violate the organizational documents of such Person; (b) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith has been fully and validly authorized by such Person; (c) other than the Existing Initial Servicer Default and Existing Defaults (each as defined in the Limited Waiver), no Default or Event of Default under the Loan Agreement has occurred and is continuing; (d) other than the Existing Initial Servicer Default and Existing Defaults (each as defined in the Limited Waiver), each of Borrower, Initial Servicer, Originator and Pledgor is in full compliance in all material respects with all covenants and agreements contained in the Loan Agreement and the other Transaction Documents; (e) except as disclosed to Administrative Agent, none of Borrower, Initial Servicer, Originators or Pledgor has amended any of its organizational documents since the date of the Loan Agreement; (f) prior to the date of this Amendment (i) the transactions contemplated by the Membership Interest Purchase Agreement, dated as of March 16, 2020, by and among SourceHov Tax, LLC, Merco Holding, LLC, Exela Technologies, Inc. and Gainline Intermediate Holdings LLC (the “Sale Transaction”) have been consummated, and (ii) the Exela Parties received not less than $38,000,000 in cash in connection with the Sale Transaction and (g) as of the date of this Amendment, Liquidity (as defined in this Amendment) exceeds $115,000,000.

[Execution Version]

Article vI

Miscellaneous Provisions

6.1       Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.2       Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.2, and each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment.

6.3       Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.4       Applicable Law. THIS AMENDMENT AND ALL OTHER TRANSACTION DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.5       Effectiveness. This Amendment shall become effective upon the execution thereof by all parties and satisfaction of the conditions precedent set forth in Article III, and shall cease to be effective (and the provisions of the Loan Agreement and each other Transaction Document amended hereby shall revert to those in existence prior to the execution of this Amendment) at the close of business on March 20, 2020 if the Borrower has not paid in full by March 20, 2020 all costs and expenses of the Administrative Agent (including fees of legal counsel to the Administrative Agent) invoiced on or before March 18, 2020.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

BORROWER:

EXELA RECEIVABLES 1, LLC

By:	/s/ James Reynolds
	Name:	James Reynolds
	Title:	Chief Financial Officer

INITIAL SERVICER:

EXELA TECHNOLOGIES, INC.

By:	/s/ James Reynolds
	Name:	James G. Reynolds
	Title:	Chief Financial Officer

First Amendment to Loan and Security Agreement, First Tier Purchase and Sale Agreement and Second Tier Purchase and Sale Agreement

PLEDGOR:

EXELA RECEIVABLES HOLDCO, LLC,

By:	/s/ James Reynolds
Name: James Reynolds
Title: Chief Financial Officer

ORIGINATORS:

BANCTEC, INC.,
DELIVEREX, LLC
ECONOMIC RESEARCH SERVICES, INC.
EXELA ENTERPRISE SOLUTIONS, INC.,
SOURCEHOV HEALTHCARE, INC.
UNITED INFORMATION SERVICES, INC.,
HOV ENTERPRISE SERVICES, INC.,
HOV SERVICES, INC.,
HOV SERVICES, LLC,
J&B SOFTWARE, INC.,
REGULUS GROUP II LLC,
REGULUS GROUP LLC,
REGULUS INTEGRATED SOLUTIONS LLC,
SOURCECORP BPS INC.,
SOURCECORP MANAGEMENT, INC.,
NOVITEX GOVERNMENT SOLUTIONS, LLC,

By:	/s/ James Reynolds
Name: James Reynolds
Title: Chief Financial Officer

First Amendment to Loan and Security Agreement, First Tier Purchase and Sale Agreement and Second Tier Purchase and Sale Agreement

ADMINISTRATIVE AGENT:

TPG SPECIALTY LENDING, INC.

By:	/s/ Robert Stanley
Name: Robert (Bo) Stanley
Title: President

LENDERS:

TPG SPECIALTY LENDING, INC.

By:	/s/ Robert Stanley
Name: Robert (Bo) Stanley
Title: President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

First Amendment to Loan and Security Agreement, First Tier Purchase and Sale Agreement and Second Tier Purchase and Sale Agreement

Exhibit A

Form of Periodic Report

First Amendment to Loan and Security Agreement, First Tier Purchase and Sale Agreement and Second Tier Purchase and Sale Agreement